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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) - December 17, 2002
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                                  CAPRIUS, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                   0-11914                     22-2457487
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(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)


                  One Parker Plaza, Fort Lee, New Jersey 07024
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code - (201) 592-8838
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
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     On December 17, 2002, Caprius, Inc., a Delaware corporation (the
"Company"), completed its acquisition of 33,191 shares of Series A Preferred Stock of MCM Environmental Technologies, Inc., a Delaware corporation ("MCM"), representing 57.53% of the voting stock of MCM, for a purchase price of $2.4 million. The Company used existing working capital as its source of funds for the purchase price.

     Upon closing, the Company's designees were elected to three of the five seats on MCM's Board of Directors, with George Aaron, President and CEO of the Company, and Jonathan Joels, CFO of the Company, filling two seats. As part of the transaction certain debt of MCM to its existing stockholders and to certain third parties was converted to equity or restructured.

     The MCM Series A Preferred Stock has preferred rights which include a preferred dividend, if issued, a liquidation preference and special anti-dilution protection. In the event of sale, dissolution, winding up or other liquidation of MCM, MCM must pay holders of Series A Preferred Stock, prior to making any distribution to common stockholders, $72.31 per share, plus interest at 7% per share per annum, compounded annually from December 17, 2002. The holders of Series A Preferred Stock will then share in any remaining funds to be distributed to common stockholders in proportion to their respective holdings in MCM on an as converted-basis. Each share of Series A Preferred Stock is initially convertible into one share of Common Stock, subject to standard anti-dilution protection, and also "full-ratchet" anti-dilution protection if MCM issues stock, subject to certain exceptions, at a price per share less than $72.31 per share.

     For a six month period commencing 19 months and ending 25 months from December 17, 2002, pursuant to a Stockholders Agreement, the stockholders of MCM (other than the Company) have the right to put all of their MCM shares to MCM, and MCM shall have the right to call all of such share, at a price based upon a pre-set determination calculated at such time. At the Company's option, the purchase price may be paid in cash or the Company's common stock. The Stockholders Agreement also provides for transfer restrictions, rights of first refusal and co-sale rights.

     MCM is a private company engaged in the medical infectious waste disposal business. MCM has developed and markets a compact medical waste disinfecting and disposal system that is suitable for installation in hospitals, laboratories, clinics or any other facility creating medical waste, including syringes, dialysis filters and kits, scalpels, cloth, test tubes, organic materials and other bio-medical hazardous waste. The system is marketed worldwide under the trade name of SteriMed(R), and has received clearance from the US Environmental Protection Agency.

     For more information regarding the purchase, the rights of the holders of the Series A Preferred Stock and the agreements among the stockholders, reference is made to the exhibits filed with this Report.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  Financial Statements of Business Acquired

          (1) Any unaudited financial statements required by this Item will be filed with an amendment to this Form 8-K within the specified time period.

          (2) Any unaudited financial statements required by this Item will be filed with an amendment to this Form 8-K within the specified time period.

     (b)  Pro forma financial information

          Any pro forma financial statements required by this Item will be filed with an amendment to this Form 8-K within the specified time period.

     (c)  Exhibits

          2.1 Stock Purchase Agreement, dated December 17, 2002, among M.C.M. Environmental Technologies, Inc., M.C.M. Environmental Technologies, Ltd. and Caprius, Inc.

          2.2 Stockholders Agreement, dated December 17, 2002, among M.C.M. Environmental Technologies, Inc. and the holders of its outstanding capital stock.

          2.3 Amendment and Restated Certificate of Incorporation of M.C.M. Environmental Technologies, Inc. filed on December 17, 2002 with the Secretary of State of the State of Delaware.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CAPRIUS, INC.


                                          By:   /s/ Jonathan Joels
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                                             Name:  Jonathan Joels
                                             Title: Treasurer and CFO


Dated: January 3, 2003


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